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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 30, 1999



                            EXXON MOBIL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



          New Jersey                    1-2256                  13-5409005
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of  Incorporation)                                    Identification No.)



     5959 Las Colinas Boulevard
            Irving, Texas                                      75039-2298
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (972) 444-1000
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              (Registrant's telephone number, including area code)



                               EXXON CORPORATION
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         (Former Name or Former Address, if Changed Since Last Report)


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     ITEM 2. and ITEM 5.  Acquisition or Disposition of Assets.

     On November 30, 1999, Exxon Mobil Corporation ("ExxonMobil") issued a press release confirming that the U.S. Federal Trade Commission (FTC) had completed its review and approved a consent order for the merger of Exxon Corporation and Mobil Corporation ("Mobil"). The release also announced that the merger had been closed.

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 1, 1998 among Exxon Corporation, Mobil and Lion Acquisition Subsidiary Corporation ("Merger Subsidiary"), on closing of the merger Merger Subsidiary was merged with and into Mobil and Exxon Corporation's name was changed to "Exxon Mobil Corporation."

     Pursuant to the Merger Agreement, as a result of the merger, each share of Mobil common stock outstanding at the effective time of the merger was converted into the right to receive 1.32015 shares of ExxonMobil common stock.

     A copy of ExxonMobil's press release dated November 30, 1999 announcing, among other things, the FTC approval and merger closing described above is attached hereto as Exhibit 99 and by this reference made a part hereof.

     ITEM 7(c).  Exhibits.

     Exhibit 99      ExxonMobil Press Release dated November 30, 1999



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EXXON MOBIL CORPORATION


Dated: December 1, 1999                 By: /s/ Donald D. Humphreys
                                           ------------------------------------
                                           Name:  Donald D. Humphreys
                                           Title: Vice President, Controller and
                                                  Principal Accounting Officer



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                               INDEX TO EXHIBITS


Exhibit No.                                     Description
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Exhibit 99                     ExxonMobil Press Release dated November 30, 1999






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